Exhibit (m)(9)

SCHEDULE A

12B-1 PLAN OF DISTRIBUTION

May 1, 2013

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica WMC Diversified Growth II VP currently only offers Initial Class shares. Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AEGON Active Asset Allocation - Conservative VP
Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Transamerica AEGON Active Asset Allocation - Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Tactical Allocation VP
Transamerica BNP Paribas Large Cap Growth VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Hanlon Income VP

Transamerica ING Balanced Allocation VP

Transamerica ING Conservative Allocation VP

Transamerica ING Intermediate Bond VP

Transamerica ING Large Cap Growth VP

Transamerica ING Limited Maturity Bond VP

Transamerica ING Mid Cap Opportunities VP

Transamerica ING Moderate Growth Allocation VP

Transamerica International Moderate Growth VP

Transamerica Janus Balanced VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Balanced VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Tactical - Balanced VP

Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica Vanguard ETF Portfolio – Aggressive Growth VP

Transamerica Vanguard ETF Portfolio – Balanced VP

Transamerica Vanguard ETF Portfolio – Conservative VP

Transamerica Vanguard ETF Portfolio – Growth VP

Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP

SERVICE AND DISTRIBUTION FEES

Initial Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.